SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 20, 2005


                              STATION CASINOS, INC
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             (Exact name of registrant as specified in its charter)


          Nevada                    000-21640                88-0136443
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(State or other jurisdiction       (Commission            (I.R.S. Employer
     of incorporation)             File Number)           Identification No.)


2411 West Sahara Avenue, Las Vegas, Nevada               89102
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 (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (702) 367-2411
                                                    ----------------------------

                                       N/A
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          (Former name or former address, if changed since last report)



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ITEM 8.01. OTHER EVENTS

On May 20, 2005, Station Casinos, Inc. (the "Company") entered into a purchase and sale agreement with Reno Retail Company II, L.L.C. ("RRC"). Pursuant to that agreement, the Company has agreed to purchase from RRC approximately 50 acres of real property located near the intersection of U.S. Highway 395 and Mt. Rose Highway south of Reno, Nevada. An affiliate of RRC is currently developing a lifestyle center on approximately 104 acres of real property located immediately north of the property to be purchased by the Company. The transaction remains subject to the satisfaction of certain terms and conditions pursuant to the purchase and sale agreement.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Station Casinos, Inc.



Date: May 23, 2005                   By: /s/ Glenn C. Christenson
                                         ---------------------------------------
                                         Glenn C. Christenson
                                         Executive Vice President, Chief
                                         Financial Officer, Chief Administrative
                                         Officer and Treasurer